SECOND AMENDED

                         AND RESTATED

                            BY-LAWS

                              OF

                       AZTAR CORPORATION

            (hereinafter called the "Corporation")

                 As adopted February 25, 1998


                           ARTICLE I

                            OFFICES

            Section 1. Registered Office. The registered office of the Corporation shall be located in Wilmington, New Castle County, Dela-ware.
            Section 2. Other Offices. The Corporation may also have offices and places of business at such other places, both within and without the State of Delaware, as the Board of Directors of the Corpo-ration (the "Board of Directors") may from time to time determine or its business may require.








                          ARTICLE II
                   MEETINGS OF STOCKHOLDERS
            Section 1. Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in duly executed waivers of notice thereof.
            Section 2. Annual Meetings. The Annual Meetings of Stockholders for the purpose of electing directors and for the transac-tion of such other business as may properly be brought before the meeting shall be held on such date and at such time as shall be designat-ed from time to time by the Board of Directors and stated in the notice of the meeting.
            Section 3. Special Meetings.  Unless otherwise required by law or by the Restated Certificate of Incorporation of the Corporation
(the "Certificate of Incorporation"), Special Meetings of Stockholders,
for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors (the "Chairman"), or (ii) the President, and shall be called by either the Chairman or the President at the request in writing of a majority of the Board of Directors.
            Section 4. Notice of Meetings.   Except as otherwise
provided by law, written or printed notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting or, in the event that the stockholders are to vote upon any proposal to merge or consolidate the corporation or to sell, lease or exchange all or substantially all of its property and assets, not less than twenty (20) nor more than sixty (60) before the date of such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman, the President or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.
            Section 5. Nature of Business. At any meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this Section 5.
            No business may be transacted at any meeting of share-holders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before such meeting of stockholders by or at the direction of the Board of Directors (or any duly authorized commit-tee thereof) or (c) in the case of an Annual Meeting of Stockholders, otherwise properly brought before such meeting by any stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determina-tion of stockholders entitled to vote at such Annual Meeting of Stock-holders and (ii) who complies with the notice procedures set forth in this Section 5.
            In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Stockhold-ers by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.
            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the anniversary date of the immediately preceding
Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs.
            To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders (i) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the Annu-al Meeting of Stockholders, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stock-holder in such business, (v) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgat-ed thereunder if such stockholder were engaged in such a solicitation, and (vi) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting of Stockholders to bring such business before the meeting.
            No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting of Stockholders in accordance with the procedures set forth in this Section
5; provided, however, that, once business has been properly brought before the Annual Meeting of Stockholders in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discus-sion by any stockholder of any such business. If the Chairman of an Annual Meeting of Stockholders determines that business was not properly brought before the Annual Meeting of Stockholders in accor-dance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
            When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the ad-journed meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
            Section 6. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of record of a major-ity of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, that, at any meeting at which the holders of shares of any series or class of capital stock shall be entitled, voting as a class, to elect one or more directors, the holders of record of a majority of the issued and outstanding shares of such series or class of capital stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the purpose of such election. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjourn-ment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
            Section 7. Organization. At each meeting of the stock-holders, the Chairman, or, in his absence or refusal to act, any other person who shall have been designated by resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman, shall act as chairman of the meeting. Except as other-wise provided by law, the chairman of the meeting shall prescribe the agenda and the rules of order for the conduct of each meeting of stockholders and make all determinations relating to all questions arising thereat concerning the order of business and the conduct of the meeting, including, but not limited to, whether a particular item of business shall have been properly brought before the meeting.
            The Secretary or, in his absence or refusal to act, an Assistant Secretary, or, in the absence or refusal to act of the Secretary and all of the Assistant Secretaries, any person appointed by the chair-man of the meeting, shall act as secretary of the meeting.
            Section 8. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Except as otherwise required by law or the Certificate of Incorporation, each stockholder represented at a meeting of stockhold-ers shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
            Section 9. Inspectors. Prior to each meeting of stockhold-ers, the Board of Directors shall appoint one or more Inspectors who are not directors or candidates for director who shall ascertain and report on the number of shares represented at the meeting, shall receive and determine the validity of proxies and the qualifications of voters and shall receive, inspect, count and report to the meeting the votes cast on all matters submitted to a vote at such meeting. In case of the failure of the Board of Directors to make such appointment or in case of the failure of any Inspector so appointed to act, the chairman of the meet-ing shall make such appointment or fill such vacancies.
            Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. Each report of an Inspector shall be in writing and signed by him or by a majority of them if there be more than one Inspector acting at such meeting.
            Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meet-ing, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
            Section 11. Stock Ledger. The stock ledger of the Corpo-ration shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this
Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                          ARTICLE III
                           DIRECTORS
            Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than five (5) nor more than thirteen
(13) members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Direc-tors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockhold-ers, and each director so elected shall hold office until a director of the same class succeeding such director is duly elected, subject, however, to prior death, resignation, retirement or removal. Any director may resign at any time upon notice to the Corporation. Such resignation shall take effect at the date of its receipt, or any later date specified therein, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. Except for any director who attained his 70th birthday on or before February 25, 1998, the mandatory retirement date for each director shall be the date of the Annual Meeting of Stockholders which follows such director's
70th birthday. No person shall be eligible for nomination, election or re-election who at the time of such proposed election shall have attained his or her 70th birthday. Directors need not be stockholders.
            Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor or, if such director has no predecessor, that of the class of directors to which such director has been elected.
            Section 3. Duties and Powers. The business of the Corpo-ration shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certifi-cate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
            Section 4. Meetings.  The Board of Directors of the
Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the President, or any three (3) directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram, telex or cable on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
            Section 5. Organization. At every meeting of the Board of Directors, the Chairman, or, in his absence or refusal to act, the Vice Chairman (if any) or the President, or, if each such person is absent or refuses to act, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his absence or refusal to act, an Assistant Secretary, or, in the absence or refusal to act of the Secretary and all of the Assistant Secretaries, any person appoint-ed by the chairman of the meeting, shall act as secretary of the meeting.
            Section 6. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stock-holders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stock-holder of record an the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of stock-holders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 6.
            In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.
            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting of Stockhold-ers, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual
Meeting of Stockholders is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockhold-er in order to be timely must be so received not later then the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting of Stockholders was mailed or public disclosure of the date of the Special Meeting of Stockholders was made, whichever first occurs.
            To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, busi-ness address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice and (iv) any other information relating to the person that would be required to be dis-closed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursu-ant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice
(i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereun-der. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a direc-tor if elected.
            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing proce-dures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
            Section 7. Quorum. Except as may be otherwise specifi-cally required by law, the Certificate of Incorporation or these By-
Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meet-ing at which there is a quorum shall be the act of the Board of Direc-tors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
            Section 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action re-quired or permitted to be taken at any meeting of the Board of Direc-tors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
            Section 9. Meetings by Means of Conference Telephone.
Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
            Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, desig-nate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may desig-nate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Direc-tors of an alternate member to replace the absent or disqualified mem-ber, the member or members thereof present at any meeting and not dis-qualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.
Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when re-quired.
            Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such pay-ment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
                          ARTICLE IV
                           OFFICERS
            Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secre-tary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman (who must be a director), a Chief Executive Officer, a Controller, and one or more Vice Presidents. The Chairman may designate any Vice President to be an Executive Vice President, Senior
Vice President or Group Vice President. The Chairman may, in his discretion, appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, with such duties, not inconsistent with these By-Laws, as he may delegate. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.
The officers of the Corporation need not be stockholders of the Corpo-ration nor, except in the case of the Chairman, need such officers be directors of the Corporation.
            Section 2. Additional Officers. The Board may elect such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
            Section 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Chairman. The salary of the Chairman shall be set by the Board of Directors.
            Section 4. Tenure. The officers of the Corporation shall hold office until the first Meeting of the Board of Directors following the Annual Meeting of Stockholders next following their respective election and until their successors are chosen or until their earlier resignation or removal; but any officer elected by the Board or appoint-ed by the Chairman or the President may be removed with or without cause at any time by the Chief Executive Officer or by the affirmative vote of a majority of the Board of Directors. Where not prohibited by law, the Chairman or the President may terminate the employment of any employee of the Corporation and of any wholly-owned or con-trolled subsidiary or affiliate of the Corporation. Any vacancy occur-ring in any office of the Corporation shall be filled by the Board except that the Chairman or the President may, in his discretion, fill any vacancy with respect to the assistant officers mentioned in Section 1 of this Article IV.
            Section 5. Voting Securities Owned by the Corporation.
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meet-ing of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
            Section 6. Chairman of the Board. The Chairman, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corpora-tion which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.
            Section 7. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corpora-tion may sign and execute documents when so authorized by these By-
Laws, the Board of Directors or the President. In the absence or disabil-ity of the Chairman, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors or the Chairman.
            Section 8. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Direc-tors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chairman or the President from time to time may prescribe. If there be no Chairman and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the liability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
            Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockhold-ers and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The
Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authori-ty to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corpora-tion and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
            Seciton 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sure-ties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
            Section 11. The Controller.  The Controller shall be the
Chief Accounting Officer of the Corporation. He shall cause regular audits of books and records of the Corporation to be made. He shall perform such other duties and exercise such other powers as the Board of Directors, the Chairman or the President may from time to time prescribe. To such extent as the Board shall deem proper, the duties of the Controller may be performed by one or more assistants, to be ap-pointed by the Board of Directors, the Chairman, the President or the Treasurer.
            Section 12. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
            Section 13. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
            Section 14. Assistant Controllers. The Assistant Control-ler, or if there shall be more than one, the Assistant Controllers, in the order designated by the Board of Directors, the Chairman or the Presi-dent (or, if there be no such designation, then in the order of their appointment), shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as the Chairman or the President may from time to time prescribe.

                           ARTICLE V
                             STOCK
            Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
            Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signa-ture on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, trans-fer agent or registrar at the date of issue.
            Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate thereto-fore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
            Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate there-for, which shall be cancelled before a new certificate shall be issued.
            Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
            Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                          ARTICLE VI
                            NOTICES
            Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corpora-tion, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.
            Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                          ARTICLE VII
                      GENERAL PROVISIONS
            Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorpo-ration, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any proper-ty of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
            Section 2. Disbursements.  All checks or demands for
money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
            Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
            Section 4. Corporate Seal.  The corporate seal shall have
inscribed      thereon the name of the Corporation, the year of its
organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                          ARTICLE VII
                        INDEMNIFICATION
            Section 1. Power to Indemnify in Actions, Suits or Pro-ceedings Other Than Those by or in the Right of the Corporation.
Subject to Section 3 of this Article VIII, the Corporation shall indemni-fy any person who was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investiga-tive (other than an action by or in the right of the Corporation) by reason of the fact that he, his testator, or intestate, is or was a director or an officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against ex-penses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a man-ner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceed-ing, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equiva-lent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. No Amendment to or repeal of this Section 1 of Article VIII shall apply to or have any effect on any right to indem-nification provided hereunder with respect to any acts or omissions occurring prior to such Amendment or appeal.
            Section 2. Power to Indemnify in Actions, Suits or Pro-ceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator, or intestate, is or was a director or an officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employ-ee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. No Amendment to or repeal of this Section 2 of Article
VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such Amendment or appeal.
            Section 3. Authorization of Indemnification. Any indem-nification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinter-ested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding de-scribed above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actu-ally and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
            Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corpo-ration or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.
            Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this
Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section
3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
            Section 6. Expenses Payable in Advance. Expenses in-curred by a director or officer in defending or investigating a threat-ened or pending action, suit or proceeding may be paid by the Corpora-tion in advance of the final disposition of such action, suit or proceed-ing upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
            Section 7. Nonexclusivity of Indemnification and Ad-vancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indem-nification or advancement of expenses may be entitled under any By-
Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article
VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
            Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or of another corpora-tion, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by his in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemni-fy him against such liability under the provisions of this Article VIII.
The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or entitled by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
            Section 9. Certain Definitions.  For purposes of this
Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corpora-tion, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its partici-pants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.
            Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provid-ed by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
            Section 11. Limitation on Indemnification. Notwithstand-ing anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be gov-erned by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
            Section 12. Indemnification of Employees and Agents.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the ad-vancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                          ARTICLE IX
                          AMENDMENTS
            Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Director; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of eighty percent (80%) of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.
            Section 2. Entire Board of Directors.  As used in this
Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.